Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Falcon’s Beyond Global, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(12)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock	457(c), 457(f)(1)	17,397,269	(2)	$10.08	(3)	$175,364,471.52	0.0001102	$19,325.16	(4)
	Equity	Series A Preferred Stock	457(c), 457(f)(1), 457(i)	11,116,844	(5)	--	(6)	--	--	--
	Equity	Class A common stock underlying Series A Preferred Stock	457(c), 457(f)(1), 457(i)	10,106,222	(7)	$21.08	(6)	$213,039,155.93	0.0001102	$23,476.91	(4)
	Equity	Pubco Public Warrants	457(c), 457(f)(1), 457(f)(3)	5,558,421	(8)	--	(9)	--	--	--
	Equity	Class A common stock underlying Pubco Public Warrants	457(c), 457(f)(1), 457(f)(3)	2,959,712	(8)	$12.10	(9)	$35,812,515.20	0.0001102	$3,946.54	(4)
	Equity	Series A Preferred Stock underlying Pubco Public Warrants	457(c), 457(f)(1), 457(f)(3), 457(i)	2,779,211	(8)	--	(10)	--	--	--
	Equity	Class A common stock underlying Series A Preferred Stock underlying Pubco Public Warrants	457(c), 457(f)(1), 457(f)(3), 457(i)	2,526,555	(7)(8)	$11.00		$27,792,110.00	0.0001102	$3,062.69	(4)
	Equity	Pubco Private Warrants	457(c), 457(f)(1), 457(f)(3)	4,297,825	(11)	--	(9)	--	--	--
	Equity	Class A common stock underlying Pubco Private Warrants	457(c), 457(f)(1), 457(f)(3)	2,288,477	(11)	$12.10	(9)	$27,690,565.65	0.0001102	$3,051.50	(4)
	Equity	Series A Preferred Stock underlying Pubco Private Warrants	457(c), 457(f)(1), 457(f)(3), 457(i)	2,148,913	(11)	--	(10)	--	--	--
	Equity	Class A common stock underlying Series A Preferred Stock underlying Pubco Private Warrants	457(c), 457(f)(1), 457(f)(3), 457(i)	1,953,577	(7)(11)	$11.00	(10)	$21,489,125.00	0.0001102	$2,368.10	(4)
Fees Previously Paid	-	-	-	-		-		-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-				-				-	-	-	-
	Total Offering Amounts							$501,187,943.30	0.0001102	$55,230.91
	Total Fees Previously Paid									$0
	Total Fee Offsets									$0
	Net Fee Due									$55,230.91

(1)	All securities being registered are issued by Falcon’s Beyond Global, Inc., a Delaware corporation (“Pubco”), in connection with the proposed business combination (the “Business Combination”) among Pubco, FAST Acquisition Corp. II, a Delaware corporation (“FAST II”), Falcon’s Beyond Global, LLC, a Florida limited liability company (the “Company”), and Palm Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Merger Sub”), as described in Pubco’s Registration Statement on Form S-4 (the “Registration Statement”).

(2)	Based on the maximum number of shares of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) estimated to be issued in connection with the Business Combination. Such maximum number of shares of Pubco Class A Common Stock is based on the sum of (i) up to 11,116,844 shares of Pubco Class A Common Stock issuable upon the conversion of 22,233,687 shares of Class A common stock, par value $0.0001 per share, of FAST II (“FAST II Class A Common Stock”) that were sold pursuant to FAST II’s Registration Statement on Form S-1 (File No. 333-253661) (the “IPO Registration Statement”), with each such share of FAST II Class A Common Stock converting into one-half of one share of Pubco Class A Common Stock, one half of one share of Series A Preferred Stock of Pubco, par value $0.0001 per share (“Pubco Series A Preferred Stock”), and 50% of the Additional SPAC Share Consideration (as defined in the Registration Statement) in connection with the Business Combination, (ii) up to 722,003 shares of Pubco Class A Common Stock representing the maximum number of shares of Additional SPAC Share Consideration issuable to the holders of FAST II Class A Common Stock assuming no redemptions of FAST II Class A Common Stock in connection with the Business Combination and assuming $60 million in proceeds from the Company Financing, and (iii) up to 5,558,422 shares of Pubco Class A Common Stock issuable to the Sponsor in connection with the Business Combination, which assuming no redemptions of FAST II Class A Common Stock in connection with the Business Combination include (x) 4,446,738 shares of Pubco Class A Common Stock issuable to the Sponsor following the automatic conversion of each share of Class B common stock, par value $0.0001 per share, of FAST II into one share of FAST II Class A Common Stock and the conversion of each resulting share of FAST II Class A Common Stock into one share of Pubco Class A Common Stock in connection with the Business Combination, and (y) 1,111,684 additional shares of Pubco Class A Common Stock issuable to the Sponsor upon the closing of the Business Combination which will be held in escrow subject to vesting upon the satisfaction of earnout targets described in more detail in the Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the FAST II Class A Common Stock on the New York Stock Exchange (“NYSE”) on February 9, 2023 ($10.08 per share), in accordance with Rule 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001102.
(5)	Based on the maximum number of shares of Pubco Series A Preferred Stock estimated to be issued in connection with the Business Combination upon the conversion of 22,233,687 shares of Fast II Class A Common Stock, which will be cancelled and exchanged at a ratio of 0.5 shares of Pubco Series A Preferred Stock for each share of FAST II Class A Common Stock that is not redeemed in connection with the Business Combination.
(6)	Estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the average of the high and low prices of the FAST II Class A common stock on the NYSE on February 9, 2023 ($10.08 per share) and (ii) the exercise price of $11 per share of Pubco Class A Common Stock issuable upon the conversion of such Pubco Series A Preferred Stock, in accordance with Rules 457(c), 457(f)(1) and 457(i) of the Securities Act. Consistent with Rule 457(i), the registration fee with respect to the Pubco Series A Preferred Stock has been allocated to the Pubco Class A Common Stock issuable upon conversion of the Pubco Series A Preferred Stock and included in the registration fee paid in respect of such Pubco Class A Common Stock.
(7)	Based on the number of shares of Pubco Class A Common Stock issuable upon conversion of the Pubco Series A Preferred Stock. The number of shares of Pubco Class A Common Stock to be issued upon conversion of the Pubco Series A Preferred Stock will be equal to the quotient of $10.00 divided by $11.00, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like.
(8)	Such number of securities of Pubco is based on 5,558,422 public warrants to purchase shares of FAST II Class A Common Stock that were issued as part of the units in FAST II’s initial public offering and were registered in the IPO Registration Statement. At the SPAC Merger Effective Time (as defined in the Registration Statement), each such warrant to purchase shares of FAST II Class A Common Stock will be assumed by Pubco and will be exercisable for the following: (i) one half of one share of Pubco Class A Common Stock, (ii) one half of one share of Pubco Series A Preferred Stock, and (iii) a number of shares of Pubco Class A Common Stock equal to 50% of the Additional SPAC Share Consideration (as defined in the Registration Statement). Assumes redemptions of all but one share of FAST II Class A Common Stock in connection with the Business Combination and $60 million in proceeds from the Company Financing.
(9)	Estimated solely for the purpose of calculating the registration fee, based on the sum of (i) the average of the high and low prices of FAST II’s public warrants on the NYSE on February 9, 2023 ($0.60 per warrant) and (ii) the exercise price of $11.50 per Pubco Warrant for the issuance of (x) one half of a share of Pubco Class A Common Stock, (y) one half of a share of Pubco Series A Preferred Stock, and (z) the allocable number of Bonus Shares all issuable upon the exercise of each Pubco Warrant, in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Pubco Warrants has been allocated to the Pubco Class A Common Stock issuable upon exercise of the Pubco Warrants and included in the registration fee paid in respect of such Pubco Class A Common Stock.
(10)	Estimated solely for the purpose of calculating the registration fee based the exercise price of $11 per share of Pubco Class A Common Stock issuable upon the conversion of such Pubco Series A Preferred Stock issuable upon the exercise of each Pubco Warrant, in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) of the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Pubco Warrants was allocated to the Pubco Class A Common Stock issuable upon exercise of the Pubco Warrants and included in the registration fee paid in respect of such Pubco Class A Common Stock. Consistent with Rule 457(i), the registration fee with respect to the Pubco Series A Preferred Stock issuable upon the exercise of each Pubco Warrant has been allocated to the Pubco Class A Common Stock issuable upon conversion of the Pubco Series A Preferred Stock and included in the registration fee paid in respect of such Pubco Class A Common Stock.
(11)	Such number of securities of Pubco is based on 4,297,825 warrants to purchase shares of FAST II Class A Common Stock that were issued in a private placement contemporaneously with FAST II’s initial public offering. At the SPAC Merger Effective Time (as defined in the Registration Statement), each such warrant to purchase shares of FAST II Class A Common Stock will be assumed by Pubco and will be exercisable for the following: (i) one half of one share of Pubco Class A Common Stock, (ii) one half of one share of Pubco Series A Preferred Stock, and (iii) a number of shares of Pubco Class A Common Stock equal to 50% of the Additional SPAC Share Consideration (as defined in the Registration Statement). Assumes no redemptions of FAST II Class A Common Stock in connection with the Business Combination and $60 million in proceeds from the Company Financing.
(12)	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.